Exhibit 99.1

4Front Ventures Reports First Quarter 2024 Results

Q1 2024 Revenue Of $18.8 Million, Excluding Discontinued Operations
Q1 Adjusted EBITDA1 Of $2.5 Million
On Schedule for Norridge Retail Opening, Matteson Facility Approaching Full Operational Status
Strengthened Balance Sheet With $23 Million Debt Conversion into Equity
Accelerated Innovation and Enhanced Product Offerings with New Launches Including "The Hunt"
in Illinois, and "Mission Flower" in Massachusetts and Illinois

PHOENIX, May 17, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated multi-state cannabis operator and retailer, today announced its results for the quarter ended March 31, 2024. All financial information is presented in U.S. dollars unless otherwise indicated.

Q1 2024 Financial Highlights

  GAAP revenue from continuing operations of $18.8 million
  Adjusted EBITDA1 of $2.5 million
  $23 million senior secured debt converted to common equity by largest capital partner
[1] Adjusted EBITDA is a non-GAAP measure. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion."

Management Commentary

"We've had an encouraging start to the year, energized by the fresh dynamics introduced with my recent appointment as CEO," said Andrew Thut of 4Front Ventures. "In just a few weeks, we've seen tangible improvements in our financial health, evidenced by reduced operational costs and effective management of working capital." He added, "This quarter, we've made significant strides by converting a substantial portion of our debt into equity and continue to focus on strengthening our balance sheet and setting the stage for long-term profitability."

"Looking ahead, 4Front is well-positioned for significant growth. The upcoming launch of our new cultivation and production facility in Matteson, Illinois, is expected to greatly enhance our supply capabilities by this summer. Alongside the expansion of our retail locations, these developments will drive growth and strengthen our market presence as we enter the second half of the year. Additionally, we are pleased to announce that we have completed the final inspection at our Norridge retail store location. We are currently submitting our final applications to the state and anticipate receiving our license as early as next week."

Mr. Thut continued, "Yesterday, the DOJ proposed reclassifying cannabis as Schedule III, signaling a significant shift in federal cannabis policy. This change has profound legal and global implications, facilitates extensive medical research, and corrects historical injustices in cannabis-related law enforcement. It also alleviates the heavy tax burdens and lowers the operational barriers imposed on legally operating state businesses. This also marks the first time federal agencies officially recognize cannabis's medicinal benefits. We commend the President's commitment to cannabis reform, and his opposition to incarceration for cannabis-related offenses. "

Mr. Thut concluded, "While we are encouraged by progress, there is still more work to be done, and we remain steadfast in our commitment to a strategic plan that builds long-term value. By investing in growth areas and refining our operational metrics throughout the year, our team remains energized and confident, and our deep understanding of the cannabis industry's complexities and opportunities positions us to capitalize on its ever-evolving dynamics."

First Quarter 2024 Company Highlights

Strengthened Balance Sheet with $23 Million Debt Conversion into Equity: The Company converted $23 million of senior secured debt into common stock, reducing annual interest expense by approximately $3 million.

Continuing Progress at Flagship Matteson, Illinois Facility: Rapidly approaching full operational status, this development marks a pivotal milestone in the Company's expansion efforts. The Company anticipates introducing plants to the facility in May, and scaling to full harvest capacity in August. The Company is set to increase the supply of high quality flower five-fold to power all its downstream product lines by this summer, alleviating supply constraints in Illinois and paving the way for future retail expansion.

New Chief Executive Officer Appointed: Andrew Thut was named the new CEO by the Company's board of directors, effective January 8, 2024, succeeding Leo Gontmakher. Thut, who served as the Company's Chief Investment Officer since October 2014, brings extensive experience in financial management and a robust track record of business leadership. His previous role as Managing Director at BlackRock Advisors LLC, where he oversaw the BlackRock Small Cap Growth Fund, saw the fund achieve a ranking within the top five percent of all domestic small-cap growth funds.

Launch of New Marquee Flower Brand, Mission Cannabis, in Illinois and Massachusetts: The Company launched Mission Cannabis, a brand that leverages advanced cultivation techniques and genetics to offer products with robust terpene profiles for superior taste and aroma. This launch follows more than five years of dedicated in-house strain development.

Post-Quarter End Developments

Introduced Crystal Clear Blast to Massachusetts and Illinois Markets: This innovative vape product marks a significant advancement in the Company's commitment to providing top-quality cannabis consumption devices, offering precision control through a unique 'blast' button and consistent delivery via a high-flow atomizer.

Retail Expansion Update: Construction of the new store in Norridge is complete, and the team is prepared for the opening. The store has completed the final inspection, and the team is now submitting the final requests to the state, anticipating imminent receipt of licensure. The store is poised for strong performance, boasting a prime location in a large market with an attractive demographic, limited competition, ample parking, and advantageous co-tenancy with other high-traffic retailers.

Strengthened Management and Operations: The Company has implemented significant leadership enhancements as part of its strategic initiatives. Matt Stevens, previously the Head of Cultivation in Massachusetts, will now oversee the critical growth engine at the Matteson facility, leveraging his extensive experience from the NECC facility. Additionally, Nick Ursul has joined the team to lead Illinois wholesale operations, bringing over 14 years of senior sales leadership experience from Merck, along with a background in business development from a leading regional cannabis and hemp testing lab.

Q1 Financial Overview

Revenue was $18.8 million for Q1 2024, compared to $26.3 million in the corresponding quarter of the previous year and $21.0 for Q4 of 2023.  In Massachusetts, revenue decreased from $9.3 million in Q4 of 2023 to $8.0 million, influenced by seasonal trends and lower flower yields and pricing. In Illinois, revenue slightly dipped from $8.7 million to $8.5 million, due to similar seasonal factors and market price adjustments.

The company's adjusted EBITDA1 remained consistent at $2.5 million in Q1 of 2024, mirroring the previous quarter's performance.

[1] Adjusted EBITDA is a non-GAAP measure. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion."

As of March 31, 2024, the Company had $2.9 million in cash and $66.1 million, with future debt maturities totaling $39.7 million. As of April 10, 2024, the Company had 912,923,993 Class A subordinate voting shares and 1,276,208 Class C multiple voting shares outstanding.

Conference Call

The Company will host a conference call and webcast today, Friday May 17, 2024, at 8:30 a.m. ET to review its financial and operating results and provide an update on current business trends.

Date:	Friday, May 17, 2024
Time:	8:30 a.m. Eastern Time
Webcast:	Register
Dial-in:	1-888-664-6392 (North America Toll-Free)

The conference call will be available for replay by phone until May 31, 2024, at 1-888-390-0541, replay code: 146608# Additionally, the webcast will be archived for approximately 90 days following the call and can be accessed via 4Front's Investor Relations website. For assistance, please contact IR@4FrontVentures.com.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator with operations in Illinois and Massachusetts and facilities in Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

4FRONT VENTURES CORP. Consolidated Balance Sheets (unaudited)
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$2,889	$3,398
Accounts receivable, net	4,098	3,682
Other receivables	766	735
Current portion of lease receivables	4,035	3,990
Inventory	16,377	17,087
Prepaid expenses and other assets	3,186	3,324
Assets held for sale or disposal	1,580	1,696
Total current assets	32,931	33,912
Property, plant, and equipment, net	37,461	36,549
Lease receivables	3,444	3,963
Intangible assets, net	26,308	26,793
Goodwill	41,807	41,807
Right-of-use assets	117,626	118,511
Deposits	2,419	2,419
TOTAL ASSETS	$261,996	$263,954
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$13,907	$11,415
Accrued expenses and other current liabilities	8,594	9,014
Taxes payable	40,287	39,634
Derivative liability	6,345	4,550
Current portion of convertible notes	16,320	15,818
Current portion of lease liability	1,669	1,720
Current portion of notes payable and accrued interest	10,054	9,812
Current liabilities held for sale or disposal	12,009	12,037
Total current liabilities	109,185	104,000
Notes payable and accrued interest from related party	28,534	47,491
Long term notes payable	11,193	11,052
Long term accounts payable	1,548	977
Construction finance liability	16,000	16,000
Deferred tax liability	11,882	11,882
Lease liability	124,223	123,946
TOTAL LIABILITIES	302,565	315,348
SHAREHOLDERS' (DEFICIT) EQUITY
Subordinate Voting Shares (no par value, unlimited shares authorized, 914,200,201 and 669,519,349 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	337,222	308,952
Additional paid-in capital	67,956	66,948
Accumulated Deficit	(445,855)	(427,402)
Equity attributable to 4Front Ventures Corp.	(40,677)	(51,502)
Non-controlling interest	108	108
TOTAL SHAREHOLDERS' DEFICIT	(40,569)	(51,394)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$261,996	$263,954

4FRONT VENTURES CORP. Consolidated Statements of Operations (unaudited)
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	Three Months Ended March 31,
	2024	2023
REVENUE
Revenue from sale of goods	$16,933	$23,339
Real estate income	1,909	2,940
Total revenues	18,842	26,279
Cost of goods sold	(11,268)	(12,713)
Gross profit	7,574	13,566
OPERATING EXPENSES
Selling, general and administrative expenses	11,714	14,210
Depreciation and amortization	631	797
Total operating expenses	12,345	15,007
Income (loss) from continuing operations	(4,771)	(1,441)
Other income (expense):
Interest income	5	14
Interest expense	(2,489)	(3,164)
Change in fair value of derivative liability	763	—
Loss on disposal	(5)	—
Loss on extinguishment of debt	(11,752)	—
Loss on litigation settlement	—	(3)
Other	(99)	(150)
Total other expense, net	(13,577)	(3,303)
Net income (loss) from continuing operations before income taxes	(18,348)	(4,744)
Income tax benefit (expense)	—	(3,066)
Net loss from continuing operations	(18,348)	(7,810)
Net loss from discontinued operations, net of taxes	(105)	(3,582)
Net loss	(18,453)	(11,392)
Net income attributable to non-controlling interest	—	5
Net loss attributable to shareholders	$(18,453)	$(11,397)
Basic and diluted loss per share - continuing operations	$(0.02)	$(0.01)
Basic and diluted loss per share - discontinued operations	$—	$(0.01)
Weighted average number of shares outstanding, basic and diluted	831,363,709	642,140,067

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures, in addition to GAAP financial measures. 4Front uses these non-GAAP measures to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and to evaluate the Company's financial performance.

As there are no standardized methods of calculating non-GAAP measures, our methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others. Accordingly, non-GAAP measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

4Front uses the non-GAAP measure Adjusted EBITDA which, as defined by the Company, excludes from Net Loss:

  Interest income and expense, including interest expense related to leases;
  Current income tax expense;
  Non-cash depreciation and amortization expense, including amortization of leases;
  Non-cash equity-based compensation expense;
  Non-cash impairment charges, as the charges are not expected to be a recurring business activity;
  Non-cash changes in fair value of derivative liability and contingent consideration; and
  Loss on disposal of assets and lease terminations and/or losses on extinguishment of debt.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP.

The closest comparable GAAP measure to Adjusted EBITDA is Net Loss. A reconciliation of Net Loss to Adjusted EBITDA follows.

Reconciliation of Net Loss to Adjusted EBITDA for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
Net loss (GAAP)	$(18,453)	$(11,392)
Less: Net loss from discontinued operations, net of taxes	105	3,582
Net loss from continuing operations	(18,348)	(7,810)
Adjusted for:
Interest income	(5)	(14)
Interest expense (1)	6,745	7,361
Income tax expense	—	3,066
Depreciation and amortization (2)	2,082	2,276
EBITDA (Loss) Income from Continuing Operations (Non-GAAP)	$(9,526)	$4,879

Share-based compensation (3)	1,008	1,020
Change in fair value of derivative liability	(763)	—
Loss on extinguishment of debt	11,752	—
Loss on disposal and lease termination	5	—
Adjusted EBITDA (Loss) Income from Continuing Operations (Non- GAAP)	$2,476	$5,899
(Amounts expressed in thousands of U.S. dollars, unless otherwise stated)
1) For the current period, interest expense includes interest related to leases of $4.3 million for the three months ended March 31, 2024. Prior year amounts of $4.2 million for the three months ended March 31, 2023 have been reclassified for consistency with the current year presentation. Non-cash interest expense related to leases was previously presented as a reconciling item from EBITDA from Continuing Operations (Non-GAAP) to Adjusted EBITDA from Continuing Operations (Non-GAAP).
(2) For the current period, depreciation and amortization expense includes amortization related to leases of $0.8 million for the three months ended March 31, 2024. Prior year amounts of $0.9 million for the three months ended March 31, 2023 have been reclassified for consistency with the current year presentation. Non-cash amortization expense related to leases was previously presented as a reconciling item from EBITDA from Continuing Operations (Non-GAAP) to Adjusted EBITDA from Continuing Operations (Non-GAAP).
(3) Although share-based compensation is an important component of employee and executive compensation, determining the fair value of share-based compensation involves a high degree of judgment and as a result the Company excludes share-based compensation from Adjusted EBITDA because it believes that the expense recorded may bear little resemblance to the actual value realized upon future exercise or termination of any related share-based compensation award.

Forward-Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front's periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front, statements regarding when or if retail stores or cultivation and manufacturing facilities will open and be operational, the Company's ability to increase revenue and market share, and other statements regarding future developments of the business. Although 4Front has attempted to identify important factors that could cause actual results, performance, or achievements to differ materially from those contained in the forward-looking statements, there may be other factors that could cause results, performance, or achievements not to be as anticipated, estimated, or intended.

There can be no assurance that forward-looking statements will prove to be accurate or that management's expectations or estimates of future developments, circumstances, or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law.

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SOURCE 4Front Ventures Corp.

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For further information: 4Front Investor Contacts: Andrew Thut, Chief Executive Officer, IR@4frontventures.com, 602 633 3067; 4Front Media Contacts: pr@4frontventures.com

CO: 4Front Ventures Corp.

CNW 07:00e 17-MAY-24